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                                   EXHIBIT 16

                         LUCAS EDUCATIONAL SYSTEMS, INC.

LETTER OF TANNER + CO. REGARDING RE-ENGAGEMENT BY REGISTRANT


Tanner + Co.   [Letterhead]

November 20, 2000



Office of the Chief Accountant -
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

RE:      Lucas Educational Systems, Inc.
         File Ref. No. 0-24374

Dear Sir/Madam:

         This is to notify you that we have reviewed the Form 8-K reports dated November 7, 2000 and November 20, 2000, filed by the above referenced registrant and agree with the representations made therein with the following exception:
Tanner + Co. was informed on October 27, 2000 that the client was interviewing for new independent certified public accountants geographically closer to the client's headquarters. Subsequent to that date we have been reappointed and have agreed to serve as auditors for Lucas Educational Systems, Inc.


                                   Sincerely,

                                /s/ Tanner + Co.